                          Pulaski Financial Letterhead

FOR IMMEDIATE RELEASE

                   PULASKI FINANCIAL EXPANDS MANAGEMENT TEAM;
               APPOINTS W. THOMAS REEVES PRESIDENT OF PULASKI BANK

ST. LOUIS MARCH 30, 2006 - Pulaski Financial Corp. (NASDAQ: PULB) announced today that W. Thomas Reeves is joining Pulaski Bank in the role of President, effective March 31, 2006. Reeves will focus on helping the Bank grow and broaden its reach into new markets. William A. Donius, 47, Chairman and CEO previously announced plans for Pulaski Bank to double in size, to $1.5 billion, over the next five years. Reeves will be one of a group of senior officers reporting directly to Donius, who will remain in overall charge of operations and the Company's strategic direction.

"As we continue to grow, we will need additional top-notch executives to help us reach our goals," Donius noted. "Tom's appointment deepens our management team and improves our prospects for meeting our growth targets."

"Tom brings tremendous breadth and depth of experience to Pulaski, not only as a senior bank executive but as someone who has extensive knowledge of the lending needs of the St. Louis market. We have made significant strides toward our goal of becoming the community bank of choice to St. Louis businesses and residents. We have a lot more work ahead of us to achieve our goal of becoming $1.5 billion within five years.

"Tom's in-depth knowledge of the St. Louis community combined with his extensive banking experience makes him the ideal candidate to help us broaden our scope and reach into the St. Louis business community. He is also the type of individual who will be effective collaborating with the successful, talented and dynamic team we have assembled at Pulaski Bank."

"We have exceeded our internal projections by building a $200 million-plus commercial loan portfolio over the past few years. Tom should help us continue to grow our commercial lending business," Donius added.

Before joining the company, Reeves served since 1999 as Executive Director of Downtown Now!, a non-profit organization dedicated to generating investment in, and development of, the Downtown St. Louis area. In that capacity, he had close ties to business owners, civic leaders, residents and government officials. During his tenure over $3 billion in new public and private investments and commitments to Downtown were realized.

Prior to his tenure at Downtown Now!, Reeves was Senior Vice President and Chief Lending Officer of Mercantile Bank of St. Louis from 1997 to 1999. While there, he oversaw all middle market commercial and real estate lending in a five-state area. Before that he was affiliated with Mark Twain Bancshares, Inc, from 1980 to 1997 where he held positions of increasing responsibility culminating in the position of Senior Vice President, Chief Lending Officer and Chairman of that organization's Executive Loan Committee. He served as a Bank Examiner for the State of Missouri. He is active in a number of civic and charitable organizations.

Reeves holds a degree in Finance from the University of Missouri-Columbia and a master's degree in Business Administration from Rockhurst University.

Pulaski Bank is a subsidiary of Pulaski Financial Corp., which is operating in its 84th year. Pulaski Bank serves customers throughout the St. Louis metropolitan.area. The Bank offers a full line of quality retail-banking products through seven full-service banks in St. Louis and a loan production center in Kansas City. The company's website can be accessed at
www.pulaskibankstl.com.
----------------------

STATEMENTS IN THIS NEWS RELEASE THAT ARE NOT HISTORICAL FACTS ARE FORWARD-LOOKING STATEMENTS AS DEFINED IN THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995. SUCH FORWARD-LOOKING STATEMENTS, WHICH CONTAIN THE WORDS "EXPECTS", "INTENDS" AND WORDS OF SIMILAR IMPORT, ARE SUBJECT TO NUMEROUS RISKS AND UNCERTAINTIES DISCLOSED FROM TIME TO TIME IN DOCUMENTS THE COMPANY FILES WITH THE SECURITIES AND EXCHANGE COMMISSION, WHICH COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM THE RESULTS CURRENTLY ANTICIPATED. UNDUE RELIANCE SHOULD NOT BE PLACED ON SUCH FORWARD-LOOKING STATEMENTS.

FOR ADDITIONAL INFORMATION CONTACT:
     William A. Donius, Chairman & CEO          Michael Arneth
     Pulaski Financial Corp.                    The Investor Relations Company
     (314) 878-2210 Ext. 3610                   (847) 296-4200



                                      # # #